Exhibit 10.1

FIFTH AMENDMENT TO SENIOR SECURED
REVOLVING CREDIT AGREEMENT

THIS FIFTH AMENDMENT TO SENIOR SECURED REVOLVING CREDIT AGREEMENT (this “Amendment”) made as of the 24th day of February, 2017, by and among HEALTHCARE TRUST OPERATING PARTNERSHIP, L.P. (formerly known as American Realty Capital Healthcare Trust II Operating Partnership, L.P.), a Delaware limited partnership (“Borrower”), HEALTHCARE TRUST, INC. (formerly known as American Realty Capital Healthcare Trust II, Inc.), a Maryland corporation (“REIT”), THE PARTIES EXECUTING BELOW AS SUBSIDIARY GUARANTORS (the “Subsidiary Guarantors”; REIT and the Subsidiary Guarantors, collectively the “Guarantors”), KEYBANK NATIONAL ASSOCIATION (“KeyBank”), individually and as Agent for itself and the other Lenders from time to time a party to the Credit Agreement (as hereinafter defined) (KeyBank, in its capacity as Agent, is hereinafter referred to as “Agent”), and THE OTHER “LENDERS” WHICH ARE SIGNATORIES HERETO (KeyBank and such Lenders hereinafter referred to collectively as the “Lenders”).

W I T N E S S E T H:

WHEREAS, Borrower, Agent and certain of the Lenders entered into that certain Senior Secured Revolving Credit Agreement dated as of March 21, 2014, as amended by that certain First Amendment to Senior Secured Revolving Credit Agreement dated as of September 18, 2014, that certain Second Amendment to Senior Secured Revolving Credit Agreement and Other Loan Documents dated as of June 26, 2015, that certain Third Amendment to Senior Secured Revolving Credit Agreement dated as of February 17, 2016, and that certain Fourth Amendment to Senior Secured Revolving Credit Agreement dated as of October 20, 2016 (collectively, the “Credit Agreement”); and

WHEREAS, Borrower has requested that the Agent and the Lenders make certain modifications to the terms of the Credit Agreement; and

WHEREAS, the Agent and the Lenders have agreed to make such modifications subject to the execution and delivery by Borrower and Guarantors of this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby covenant and agree as follows:

1.       Definitions. All the terms used herein which are not otherwise defined herein shall have the meanings set forth in the Credit Agreement (as modified and amended by this Amendment).

2.       Modification of the Credit Agreement. Borrower, the Lenders and Agent do hereby modify and amend the Credit Agreement as follows:

(a)       By deleting in their entirety the definitions of “Distribution Limit”, “Dividend Limit Waiver Period”, and “Increased Distributions Limit Period” appearing in §1.1 of the Credit Agreement;

(b)       By deleting the name “Randolph C. Read” appearing in subparagraph (g) of the definition of “Change of Control” appearing in §1.1 of the Credit Agreement, and inserting in lieu thereof the name “Leslie D. Michelson”;

(c)       By deleting in their entirety clauses (a) and (b) of the definition of “Consolidated Total Asset Value” appearing in §1.1 of the Credit Agreement, and inserting in lieu thereof the following new clauses (a) and (b):

“(a) With respect to Real Estate owned by REIT and its Subsidiaries (other than Development Properties) for eight (8) full fiscal quarters or more, an amount equal to (i) the Adjusted Net Operating Income from such Real Estate for the four (4) fiscal quarters most recently ended, divided by (ii) the Applicable Capitalization Rate (provided, however, that solely for purposes of determining compliance with the covenant set forth in §9.4, Consolidated Total Asset Value shall be calculated using the undepreciated book value of such Real Estate determined in accordance with GAAP (taking into account any impairment costs with respect to such Real Estate)); plus

(b)       with respect to Real Estate owned by REIT and its Subsidiaries for less than eight (8) full fiscal quarters (other than those included under clause (c) below), the acquisition cost determined in accordance with GAAP of all such Real Estate described in this clause (b), provided that if there shall be a material adverse change to any such Real Estate (including, without limitation, as a result of lease terminations, lease defaults or modifications to leases) from the date of acquisition thereof by REIT or its Subsidiaries, as determined by Agent, then such Real Estate shall be valued as of any date of determination under this clause (b) in an amount equal to (i) the Adjusted Net Operating Income from such Real Estate for the four (4) fiscal quarters most recently ended, divided by (ii) the Applicable Capitalization Rate (provided, however, that solely for purposes of determining compliance with the covenant set forth in §9.4, Consolidated Total Asset Value shall be calculated using the undepreciated book value of such Real Estate determined in accordance with GAAP (taking into account any impairment costs with respect to such Real Estate)); plus”;

(d)       By deleting in its entirety §8.7(a) of the Credit Agreement and inserting in lieu thereof the following new §8.7(a):

“(a) The Borrower shall not pay any Distribution (other than any Distribution expressly permitted pursuant to the immediately following sentence) to the partners, members or other owners of the Borrower, and REIT shall not pay any Distribution (other than any Distribution expressly permitted pursuant to the immediately following sentence) to its partners, members or other owners of REIT, to the extent that the aggregate amount of such Distributions paid (W) during the fiscal quarter ending on March 31, 2017, and the period of two consecutive fiscal quarters ending on June 30, 2017, exceeds one hundred twenty-five percent (125%) of such Person’s Modified FFO for such periods, respectively, (X) during the period of three (3) consecutive fiscal quarters ending on September 30, 2017, exceeds one hundred fifteen percent (115%) of such Person’s Modified FFO during such period, (Y) during the period of four (4) consecutive fiscal quarters ending on December 31, 2017, and the period of four (4) consecutive fiscal quarters ending on March 31, 2018, exceeds one hundred percent (100%) of such Person’s Modified FFO for such periods, respectively, and (Z) during the period of four (4) consecutive fiscal quarters ending on June 30, 2018, and as of the end of each fiscal quarter thereafter for the period of four (4) consecutive fiscal quarters then ending, exceeds ninety-five percent (95%) of such Person’s Modified FFO for such period of four consecutive fiscal quarters, provided that the period of measurement under this §8.7(a) shall commence with the calendar quarter ending on March 31, 2017 and the aggregate amount of such permitted Distributions and such Person’s Modified FFO shall be determined by using only the calendar quarters elapsed from and after January 1, 2017, and provided, further, that the limitations contained in this §8.7(a) shall not preclude the Borrower or REIT from making Distributions in an amount equal to the minimum distributions required under the Code to maintain the REIT Status of REIT, as evidenced by a certification of the principal financial officer or accounting officer of REIT containing calculations in detail reasonably satisfactory in form and substance to the Agent. Notwithstanding the foregoing, so long as no Event of Default has occurred and is continuing or would result therefrom, including an Event of Default related to any financial covenant set forth in this Agreement, (i) Borrower and REIT may request the Majority Lenders’ consent to a Distribution that is not a Distribution permitted by the immediately preceding sentence, which consent shall be granted or withheld in the sole, but good faith, business judgment of the Majority Lenders, (ii) Borrower and REIT may purchase, redeem or otherwise acquire Equity Interests issued by it with the proceeds received from the substantially concurrent issue (occurring in under thirty (30) days) of new Equity Interests, (iii) Borrower, REIT and each Subsidiary may make payments in lieu of the issuance of fractional shares representing insignificant interests in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of REIT, Borrower or any Subsidiary, (iv) Borrower, REIT and each Subsidiary may make non-cash Distributions in connection with the implementation of or pursuant to any retirement, health, stock option and other benefit plans, bonus plans, performance-based incentive plans, and other similar forms of compensation for the benefit of the directors, officers and employees of REIT, Borrower and the Subsidiaries, (v) if Consolidated Tangible Net Worth is equal to or greater than $1,000,000,000.00, then REIT may, and Borrower may make

Distributions to allow REIT to, make payments for share repurchase programs in connection with the listing of REIT on an exchange, provided that such payments shall be made within ninety (90) days of such listing and shall not exceed $300,000,000.00 in the aggregate (which limit shall not include payments, if any, made pursuant to §8.7(a)(vii) below), (vi) if Consolidated Tangible Net Worth is equal to or greater than $1,000,000,000.00, then Borrower or any Guarantor may make any Distribution of non-core assets (or the Equity Interest of any Subsidiary of which the sole assets are non-core assets) acquired as permitted under §§8.3(o) or 8.4 provided that (A) such Distribution shall be made within one year of such acquisition, (B) immediately prior thereto, and immediately thereafter and after giving effect thereto, no Default or Event of Default has occurred or would result therefrom and (C) Borrower, REIT and their respective Subsidiaries, as applicable, will remain in pro forma compliance with the covenants set forth in §9 after giving effect to such Distribution, and (vii) the REIT may, and Borrower may make Distributions to allow REIT to, at any time, make payments for share repurchases not to exceed $50,000,000.00 in the aggregate (which limit shall not include payments, if any, made pursuant to §8.7(a)(v) above), so long as, after giving effect to any such payment(s) made pursuant to this §8.7(a)(vii), in each case after such payment(s) are made, (A) the Borrower shall have liquidity (which shall include only Unrestricted Cash and Cash Equivalents and availability under this Agreement) of at least Thirty Million and No/100 Dollars ($30,000,000.00), and (B) the ratio of Consolidated Total Indebtedness to Consolidated Total Asset Value (expressed as a percentage), determined as of the date such payment is made after giving effect thereto, shall not exceed fifty percent (50%), provided, that within five (5) Business Days after the making of any payment(s) pursuant to this §8.7(a)(vii), Borrower shall deliver to Agent a Compliance Certificate, which Compliance Certificate shall include (in addition to the items included in the form of Compliance Certificate attached as Exhibit I hereto) in reasonable detail computations evidencing compliance with the covenants set forth in clauses (A) and (B) of this §8.7(a)(vii). For purposes of this §8.7(a), Distributions shall not include any Dividend Reinvestment Proceeds.”; and

(e)       By deleting in its entirety §9.4 of the Credit Agreement and inserting in lieu thereof the following new §9.4:

“§9.4 Minimum Consolidated Tangible Net Worth. From and after January 1, 2017, the Borrower will not at any time permit Consolidated Tangible Net Worth to be less than the sum of (i) $1, 411,565,000.00, plus (ii) eighty percent (80%) of the sum of any additional Net Offering Proceeds after October 1, 2016.”

3.       References to Loan Documents. All references in the Loan Documents to the Credit Agreement shall be deemed a reference to the Credit Agreement as modified and amended herein.

4.       Consent and Acknowledgment of Borrower and Guarantors. By execution of this Amendment, the Guarantors hereby expressly consent to the modifications and amendments relating to the Credit Agreement as set forth herein and any other agreements or instruments executed in connection herewith, and Borrower and Guarantors hereby acknowledge, represent and agree that (a) the Credit Agreement, as modified and amended herein, and the other Loan Documents remains in full force and effect and constitutes the valid and legally binding obligation of Borrower and Guarantors, as applicable, enforceable against such Persons in accordance with their respective terms, (b) that the Guaranty extends to and applies to the Credit Agreement as modified and amended herein, and (c) that the execution and delivery of this Amendment and any other agreements or instruments executed in connection herewith does not constitute, and shall not be deemed to constitute, a release, waiver or satisfaction of Borrower’s or any Guarantor’s obligations under the Loan Documents.

5.       Representations and Warranties. Borrower and Guarantors represent and warrant to Agent and the Lenders as follows:

(a)       Authorization. The execution, delivery and performance of this Amendment and any other agreements or instruments executed in connection herewith and the transactions contemplated hereby and thereby (i) are within the authority of Borrower and Guarantors, (ii) have been duly authorized by all necessary proceedings on the part of the Borrower and Guarantors, (iii) do not and will not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which Borrower or any Guarantor is subject or any judgment, order, writ, injunction, license or permit applicable to Borrower or any Guarantor, (iv) do not and will not conflict with or constitute a default (whether with the passage of time or the giving of notice, or both) under any provision of the partnership agreement, articles of incorporation or other charter documents or bylaws of, or any agreement or other instrument binding upon, Borrower or any Guarantor or any of their respective properties, (v) do not and will not result in or require the imposition of any lien or other encumbrance on any of the properties, assets or rights of Borrower or any Guarantor, other than those in favor of Agent, on behalf of itself and the other Lenders, pursuant to the Loan Documents, and (vi) do not require the approval or consent of any Person other than those already obtained and delivered to the Agent.

(b)       Enforceability. This Amendment and any other agreements or instruments executed in connection herewith to which Borrower or any Guarantor is a party are the valid and legally binding obligations of Borrower and Guarantors enforceable in accordance with the respective terms and provisions hereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and the effect of general principles of equity.

(c)       Governmental Approvals. The execution, delivery and performance of this Amendment and any other agreements or instruments executed in connection herewith and the transactions contemplated hereby and thereby do not require the approval or consent of, or any filing or registration with, or the giving of any notice to, any court, department, board, governmental agency or authority other than those already obtained, and filings after the date hereof of disclosures with the SEC, or as may be required hereafter with respect to tenant improvements, repairs or other work with respect to any Real Estate.

(d)       Reaffirmation of Representations and Warranties. Each of the representations and warranties made by or on behalf of the Borrower, the Guarantors or any of their respective Subsidiaries contained in the Credit Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with the Credit Agreement or this Amendment is true and correct in all material respects as of the date hereof, with the same effect as if made at and as of the date hereof, except to the extent of changes resulting from transactions permitted by the Loan Documents (it being understood and agreed that, with respect to any representation or warranty which by its terms is made as of a specified date, such representation or warranty is reaffirmed hereby only as of such specified date). To the extent that any of the representations and warranties contained in the Credit Agreement, any other Loan Document or in any document or instrument delivered pursuant to or in connection with the Credit Agreement or this Amendment is qualified by “Material Adverse Effect” or any other materiality qualifier, then the qualifier “in all material respects” contained in this Paragraph 5(d) shall not apply with respect to any such representations and warranties.

6.       No Default. By execution hereof, the Borrower and the Guarantors certify that, immediately after giving effect to this Amendment, there exists no Default or Event of Default as of the date of this Amendment.

7.       Waiver of Claims. Borrower and Guarantors acknowledge, represent and agree that none of such Persons has any defenses, setoffs, claims, counterclaims or causes of action of any kind or nature whatsoever arising on or before the date hereof with respect to the Loan Documents, the administration or funding of the Loan or the Letters of Credit or with respect to any acts or omissions of Agent or any Lender, or any past or present officers, agents or employees of Agent or any Lender pursuant to or relating to the Loan Documents, and each of such Persons does hereby expressly waive, release and relinquish any and all such defenses, setoffs, claims, counterclaims and causes of action arising on or before the date hereof, if any.

8.       Ratification. Except as hereinabove set forth, all terms, covenants and provisions of the Credit Agreement remain unaltered and in full force and effect, and the parties hereto do hereby expressly ratify and confirm the Credit Agreement as modified and amended herein. Nothing in this Amendment or any other document delivered in connection herewith shall be deemed or construed to constitute, and there has not otherwise occurred, a novation, cancellation, satisfaction, release, extinguishment or substitution of the indebtedness evidenced by the Notes or the other obligations of Borrower and Guarantors under the Loan Documents.

9.       Effective Date. This Amendment shall be deemed effective and in full force and effect (the “Effective Date”) upon confirmation by the Agent of the satisfaction of the following conditions:

(a)       the execution and delivery of this Amendment by Borrower, Guarantors, Agent and the Majority Lenders;

(b)       receipt by Agent of evidence that the Borrower shall have paid all fees due and payable with respect to this Amendment;

(c)       receipt by Agent of such other resolutions, certificates, documents, instruments and agreements as the Agent may reasonably request;

(d)       delivery to Agent of (i) a Borrowing Base Certificate and (ii) a Compliance Certificate evidencing compliance with the covenants described in §9 of the Credit Agreement and the other covenants described in such Compliance Certificate (as such covenants have been modified pursuant to this Amendment), calculated in good faith based on the pro forma consolidated financial statements of REIT for the fiscal period ended December 31, 2016; and

(e)       the Borrower shall have paid the reasonable fees and expenses of Agent in connection with this Amendment.

10.       Amendment as Loan Document. This Amendment shall constitute a Loan Document.

11.       Counterparts. This Amendment may be executed in any number of counterparts which shall together constitute but one and the same agreement.

12.       MISCELLANEOUS. THIS AMENDMENT SHALL, PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401, BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors, successors-in-title and assigns as provided in the Credit Agreement.

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IN WITNESS WHEREOF, the parties hereto have hereto set their hands and affixed their seals as of the day and year first above written.

BORROWER:

HEALTHCARE TRUST OPERATING PARTNERSHIP, L.P. (formerly known as American Realty Capital Healthcare Trust II Operating Partnership, L.P.), a Delaware limited partnership

By:	HEALTHCARE TRUST, INC. (formerly known as American Realty Capital Healthcare Trust II, Inc.), a Maryland corporation, its general partner

By:	/s/ Katie Kurtz
Name:	Katie Kurtz
Title:	Chief Financial Officer

REIT:

HEALTHCARE TRUST, INC. (formerly known as American Realty Capital Healthcare Trust II, Inc.), a Maryland corporation

By:	/s/ Katie Kurtz
Name:	Katie Kurtz
Title:	Chief Financial Officer

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SUBSIDIARY GUARANTORS:

arhc bmbwnil01, llc;
arhc lpelkca01, llc;
arhc sccrlia01, llc;
arhc sffldia01, llc;
arhc sbburia01, llc;
arhc fombgpa01, llc;
arhc arclrmi01, llc;
arhc altspfl01, llc;
arhc fmwedal01, llc;
arhc ahjacoh01, llc;
arhc ololnil01, llc;
arhc lmhbgpa01, llc;
arhc phctnia01, llc;
arhc brhbgpa01, llc;
arhc hbtpafl01, llc;
arhc sctemtx01, llc;
arhc ghgvlsc01, llc;

ARHC UCELKCA01, LLC;

ARHC CHHBGPA01, LLC;

ARHC DFDYRIN01, LLC;

ARHC ESMEMTN01, LLC;

ARHC MSHBGPA01, LLC; and

each a Delaware limited liability company

By:	HEALTHCARE TRUST OPERATING PARTNERSHIP, L.P. (formerly known as American Realty Capital Healthcare Trust II Operating Partnership, L.P.), a Delaware limited partnership, its sole member

By:	HEALTHCARE TRUST, INC. (formerly known as American Realty Capital Healthcare Trust II, Inc.), a Maryland corporation, its general partner

By:	/s/ Katie Kurtz
Name:	Katie Kurtz
Title:	Chief Financial Officer

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ARHC FMMUNIN01, LLC;

ARHC FMMUNIN02, LLC;

ARHC FMMUNIN03, LLC;

ARHC CPHAMVA01, LLC;

ARHC HRHAMVA01, LLC;

ARHC BLHBGPA01, LLC;

ARHC PCSHVMS01, LLC;

ARHC PVPHXAZ01, LLC;

ARHC NVWELFL01, LLC;

ARHC SMMDSIA01, LLC;

ARHC SPPLSIA01, LLC;

ARHC PSINDIA01, LLC;

ARHC PHOTTIA01, LLC;

ARHC PHCRPIA01, LLC;

ARHC DVMERID01, LLC;

ARHC ALELIKY01, LLC;

ARHC TVTITFL01, LLC;

ARHC ALSPGFL01, LLC;

ARHC JCCRKGA01, LLC;

ARHC DBDUBGA01, LLC;

ARHC BWBRUGA01, LLC;

ARHC RWROSGA01, LLC;

ARHC MBAGHCA01, LLC;

ARHC WHWCHPA01, LLC; and

ARHC PPHRNTN01, LLC,

each a Delaware limited liability company

By:	HEALTHCARE TRUST OPERATING PARTNERSHIP, L.P. (formerly known as American Realty Capital Healthcare Trust II Operating Partnership, L.P.), a Delaware limited partnership, its sole member

By:	HEALTHCARE TRUST, INC. (formerly known as American Realty Capital Healthcare Trust II, Inc.), a Maryland corporation, its general partner

By:	/s/ Katie Kurtz
Name:	Katie Kurtz
Title:	Chief Financial Officer

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ARHC CCCGRMO01, LLC;

ARHC AORMDVA01, LLC;

ARHC AHHFDCA01, LLC;

ARHC SCVSTCA01, LLC;

ARHC CMCNRTX01, LLC;

ARHC LMPLNTX01, LLC;

ARHC ALALPGA01, LLC;

ARHC RPATLGA01, LLC;

ARHC CSDOUGA01, LLC;

ARHC BGBOWMD01, LLC;

ARHC CAROCMI02, LLC;

ARHC CAROCMI01, LLC;

ARHC MRMRWGA01, LLC;

ARHC BMLKWCO01, LLC;

ARHC ECMCYNC01, LLC;

ARHC ECCPTNC01, LLC;

ARHC ECGVLSC01, LLC;

ARHC SLKLAOR01, LLC;

ARHC SMERIPA01, LLC; and

ARHC MMTCTTX01, LLC,

each a Delaware limited liability company

By:	HEALTHCARE TRUST OPERATING PARTNERSHIP, L.P. (formerly known as American Realty Capital Healthcare Trust II Operating Partnership, L.P.), a Delaware limited partnership, its sole member

By:	HEALTHCARE TRUST, INC. (formerly known as American Realty Capital Healthcare Trust II, Inc.), a Maryland corporation, its general partner

By:	/s/ Katie Kurtz
Name:	Katie Kurtz
Title:	Chief Financial Officer

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arhc sccrlia01 trs, llc;
arhc sffldia01 trs, llc;
arhc sbburia01 trs, llc;
arhc ARCLrMI01 trs, llc;
arhc altspfl01 trs, llc;
arhc phctnia01 trs, llc;
arhc hbtpafl01 trs, llc;

ARHC SMMDSIA01 TRS, LLC;

ARHC SPPLSIA01 TRS, LLC;

ARHC PSINDIA01 TRS, LLC;

ARHC PHOTTIA1 TRS, LLC;

ARHC PHCRPIA01 TRS, LLC;

ARHC DVMERID01 TRS, LLC;

ARHC ALELIKY01 TRS, LLC;

ARHC TVTITFL01 TRS, LLC;

ARHC ALSPGFL01 TRS, LLC;

ARHC JCCRKGA01 TRS, LLC;

ARHC DBDUBGA01 TRS, LLC;

ARHC BWBRUGA01 TRS, LLC;

ARHC RWROSGA01 TRS, LLC;

ARHC MBAGHCA01 TRS, LLC;

ARHC WHWCHPA01 TRS, LLC;

ARHC ALALPGA01 TRS, LLC; and

ARHC RPATLGA01 TRS, LLC,

each a Delaware limited liability company

By:	ARHC TRS HOLDCO II, LLC, a Delaware limited liability company, its sole member

By:	HEALTHCARE TRUST OPERATING PARTNERSHIP, L.P. (formerly known as American Realty Capital Healthcare Trust II Operating Partnership, L.P.), a Delaware limited partnership, its sole member

By:	HEALTHCARE TRUST, INC. (formerly known as American Realty Capital Healthcare Trust II, Inc.), a Maryland corporation, its general partner

By:	/s/ Katie Kurtz
Name:	Katie Kurtz
Title:	Chief Financial Officer

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LENDERS:

KEYBANK NATIONAL ASSOCIATION, individually as a Lender and as the Agent

By:	/s/ Kevin P. Murray
Name:	Kevin P. Murray
Title:	Senior Vice President

REGIONS BANK

By:	/s/ Paul E. Surgan
Name:	Paul E. Surgan
Title:	Vice President

CAPITAL ONE, NATIONAL ASSOCIATION

By:	/s/ Scott Rossbach
Name:	Scott Rossbach
Title:	Authorized Signatory

BMO HARRIS BANK N.A.

By:	/s/ Michael Kauffman
Name:	Michael Kauffman
Title:	Managing Director

CITIZENS BANK, NATIONAL ASSOCIATION

By:	/s/ Donald W. Woods
Name:	Donald W. Woods
Title:	Sr. Vice President

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SYNOVUS BANK

By:	/s/ David W. Bowman
Name:	David W. Bowman
Title:	Director

(SEAL)

COMERICA BANK

By:	/s/ Susan K. Zscheriny
Name:	Susan K. Zscheriny
Title:	Vice President

(SEAL)